UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (702) 248-4200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01. Entry into a Material Definitive Agreement.
On September 15, 2005, BankWest of Nevada (the “Bank”), a wholly owned subsidiary of Western Alliance Bancorporation (the “Company”), entered into a Real Estate Purchase Agreement with GRS Sahara Avenue Corp. for the purchase and sale of the building located at 2700 West Sahara Avenue, Las Vegas, Nevada, which is currently being leased by the Bank and serves as the corporate headquarters for the Bank and the Company. The purchase price is $16,300,000. The Bank provided a $100,000 refundable deposit, subject to completion of certain due diligence no later than October 5, 2005. Assuming satisfactory completion of due diligence, the Bank expects to close on the purchase before year-end 2005. A copy of the Real Estate Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

10.1	Real Estate Purchase Agreement dated as of September 15, 2005 by BankWest of Nevada and GRS Sahara Avenue Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESTERN ALLIANCE BANCORPORATION
(Registrant)
/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and
Chief Financial Officer
Date: September 23, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Real Estate Purchase Agreement dated as of September 15, 2005 by BankWest of Nevada and GRS Sahara Avenue Corp.